                        ADDENDUM TO MANAGEMENT AGREEMENT

         This Addendum,  dated as of August 29, 2003, supplements the Management
Agreement (the "Agreement")  dated as of August 1, 1997, by and between American
Century World Mutual Funds,  Inc.,  ("ACWMF")  and American  Century  Investment
Management, Inc. ("ACIM").

         IN  CONSIDERATION   of  the  mutual  promises  and  conditions   herein
contained,  the parties agree as follows (all capitalized  terms used herein and not otherwise defined having the meaning given them in the Agreement):

         1. ACIM shall manage the following class (the "New Class") of shares to be issued by ACWMF, and for such management shall receive the Applicable Fee set forth below:

                                                     Average                      Applicable
Name of Series                Name of Class          Net Assets                   Fee Rate
--------------                -------------          ----------                   --------

International Growth Fund     R Class                first $ 1 billion            1.50%
                                                     next $1 billion              1.20%
                                                     over $2 billion              1.10%

         2. ACIM  shall  manage the New Class in  accordance  with the terms and
conditions   specified   in  the   Agreement   for   its   existing   management
responsibilities.

         IN WITNESS  WHEREOF,  the  parties  have  caused  this  Addendum to the
Agreement to be executed by their respective duly authorized  officers as of the day and year first above written.

Attest:                                              AMERICAN CENTURY
                                                     WORLD MUTUAL FUNDS, INC.

/s/Janet A. Nash                                     /s/Charles A. Etherington
Janet A. Nash                                        Charles A. Etherington
Assistant Secretary                                  Vice President

Attest:                                              AMERICAN CENTURY INVESTMENT
                                                     MANAGEMENT, INC.

/s/Janet A. Nash                                     /s/Charles A. Etherington
Janet A. Nash                                        Charles A. Etherington
Assistant Secretary                                  Vice President